Exhibit 99.1

OptimizeRx Launches Coronavirus Text Message Alerts

ROCHESTER, Mich. – March 15, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has launched a free interactive text message alert program available to the general public that delivers coronavirus (COVID-19) information issued by the Centers for Disease Control and Prevention (CDC) directly to any SMS-enabled mobile device.

The COVID-19 Public Alert System was developed by the OptimizeRx patient engagement team to help the American public stay up-to date with authoritative, timely information about the spread of the virus and provide guidance for what to do if affected.

Text VIRUS to 55150 to subscribe to the service.

At no additional cost if you have an unlimited texting plan. Otherwise msg and data rates may apply. Msg frequency varies. Text HELP to 55150 for help. Text STOP to 55150 to cancel. Click here for terms of use.

Following your signup confirmation, you will begin to receive CDC-based COVID-19 information:

●	Health information and tips, including how to avoid contracting the virus and symptom warning signs.

●	Information on testing and steps you can take to help contain the spread of COVID-19.

●	Regular updates about COVID-19 based on CDC-issued information.

●	Opt-in to alerts and additional opt-ins to continue receiving alerts and information.

“In order to create the safest health environment possible for our local communities, it is critical that the public follows the recommendations of the CDC and other public health agencies,” said OptimizeRx CEO, William Febbo. “We are providing these CDC alerts using our digital health network as a public health service for both consumers and healthcare professionals. With this new COVID-19 Public Alert System, we are hoping to further the knowledge about this deadly virus for those potentially affected by it, in addition to the work we’re doing to keep those on the front lines treating patients informed.”

This new consumer message alert service complements the recently launched OptimizeRx CDC alert system for healthcare providers. The company is leveraging its expansive digital network, technology platform, and partnerships to provide CDC alerts as a public health service for both consumers and healthcare professionals.

“Easy mobile access to reliable and timely health information can make a big difference in staying safe and helping to contain the outbreak,” noted Serge Loncar, head of patient engagement at OptimizeRx. “We have harnessed the powerful capabilities of our mobile platform to broadly disseminate critical health information and updates about the coronavirus so that everyone can better care for themselves and their loved ones.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245 7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

A photo accompanying this announcement is available here.